QUOTATION	6/30/14

We are confident we can be instrumental in the San Jose initiative. We are pleased to quote you the following services over the next 30 days:

1.                   Financial Fund Raising would remain at the standard of 45% of donations generated by PMG Call Center(s).

2.                   PMG will raise funds for the initiative while simultaneously granting education and support throughout the community. $2.00/successful call (defined as a connection that lasts >60 seconds). Call results can be submitted daily or weekly.

3.                   Our CSR's will rally people to fill out petition supplied by you on line and bring in to a local shop. $2.00 I per person signing.

4.                   Obtain Call List and subsequent modeling for best performance for San Jose, CA voters and surrounding county for fund raising support .

This would be at 10% above costs.

Submitted by:	/s/ Scott Plantinga
Scott Plantinga: President, PMG Inc.

Accepted by:	/s/ Dave Hodges
Dave Hodges: Director, Control & Regulate San Jose